SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 2, 2008

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sale of Equity Securities

        Derma Sciences, Inc. (the “Registrant”) on April 2, 2008 privately sold 6,100,000 shares of the Registrant’s common stock (the “Common Stock”) at a price of $1.00 per share, together with 3,050,000 five-year warrants to purchase one share of Common Stock at the price of $1.20 (the “Warrant(s)”), to eight institutional purchasers (the “Offering”). The Common Stock and the Warrants were “bundled” with each purchaser receiving one Warrant for every two shares of Common Stock purchased. The purchasers are “accredited investors” as this term is defined in Rule 501(a) of Regulation D (discussed below).

        Neither the Common Stock nor common stock issuable upon exercise of the Warrants (the “Underlying Common Stock”) have been registered under the Securities Act of 1933 (the “Act”) and were offered pursuant to the exemptions from registration set forth in section 4(2) of the Act and Regulation D, Rules 501-503 and 506 promulgated thereunder. Neither the Common Stock nor the Underlying Common Stock may be reoffered or resold absent either registration under the Act or the availability of an exemption from registration requirements.

        The Registrant paid the following consideration to Oppenheimer & Co, Inc., a registered broker dealer, incident to the sale of the Common Stock and Warrants: (i) commissions in the amount of $394,500, (ii) reimbursed expenses in the amount of $4,678, and (iii) Warrants to purchase 142,500 shares of Common Stock.

        Proceeds from the Offering of $6.1 million, less commissions and other offering expenses of approximately $430,000, have been initially applied to reduce indebtedness under the Registrant’s revolving credit facility. Ultimately, the Registrant intends to utilize net proceeds from the Offering to expand its sales force and potentially to acquire world-wide rights to Medihoney, a wound dressing employing Active Leptospermum Honey as to which the Registrant currently maintains rights for North and South America.

        The Registrant has undertaken to file a registration statement relative to the Common Stock and Underlying Common Stock with the Securities and Exchange Commission not later than June 2, 2008 and to use its best effort to cause the registration statement to be declared effective not later than July 31, 2008. In the event the Registrant does not file the registration statement or cause same to be declared effective by the aforesaid dates, the Registrant could incur damages at the rate of $2,033 for each day the filing or effective date of the registration statement is late up to a maximum of $610,000.

        The foregoing description is qualified in its entirety by the terms of the applicable securities purchase agreement attached hereto as Exhibit 10.01.

Item 9.01. Financial Statements and Exhibits

(a) Not applicable (b) Not applicable (c) Not applicable (d) Exhibits:

10.01 – Form of Securities Purchase Agreement

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMA SCIENCES, INC.
	By:	/s/ John E. Yetter
John E. Yetter, CPA Vice President and Chief Financial Officer
Date: April 7, 2008

EXHIBIT INDEX

10.01 – Form of Securities Purchase Agreement